Exhibit 8.1
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Subsidiary                                      Jurisdiction of Incorporation
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Golar Gas Holding Company Inc.                  Republic of Marshall Islands
Golar Maritime (Asia) Inc.                      Republic of Liberia
Gotaas-Larsen Shipping  Corporation             Republic of Marshall Islands
Oxbow Holdings Inc.                             British Virgin Islands
Faraway Maritime Shipping Inc.                  Republic of Liberia
    (60% ownership)
Golar LNG 2215 Corporation                      Republic of Marshall Islands
Golar LNG 1444 Corporation                      Republic of Liberia
Golar LNG 1460 Corporation                      Republic of Liberia
Golar LNG 2220 Corporation                      Republic of Marshall Islands
Golar LNG 2234 Corporation                      Republic of Liberia
Golar LNG 2244 Corporation                      Republic of Liberia
Golar LNG 2226 Corporation                      Republic of Marshall Islands
Golar International Ltd.                        Republic of Liberia
Gotaas-Larsen International Ltd.                Republic of Liberia
Golar Management Limited                        Bermuda
Golar Maritime Limited                          Bermuda
Aurora Management Inc.                          Republic of Liberia
     (90% ownership)
Golar Management (UK) Limited                   United Kingdom
Golar Freeze (UK) Limited                       United Kingdom
Golar Khannur (UK) Limited                      United Kingdom
Golar Gimi (UK) Limited                         United Kingdom
Golar Hilli (UK) Limited                        United Kingdom
Golar Spirit (UK) Limited                       United Kingdom
Golar 2215 (UK) Limited                         United Kingdom
Golar Winter (UK) Limited                       United Kingdom
Golar 2226 (UK) Limited                         United Kingdom
Golar FSRU 1 Corporation                        Republic of Marshall Islands
Golar Offshore Toscana Limited                  Cyprus
Golar Energy Limited                            Cyprus